Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS INC. REPORTS STRONG RESULTS FOR FIRST QUARTER 2015

•	Achieved comparable RevPAR Growth of 8.2% and increased Pro Forma Adjusted EBITDA by 11.7% to $90.0 million

•	Generated Pro Forma Adjusted Earnings per Share of $0.08, adjusted for special items

•	Repaid $70 million of long-term debt, including a $65 million voluntary prepayment

IRVING, Texas (April 29, 2015) – La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today reported its first quarter results on a historical basis, as well as the results of operations on a pro forma basis, giving effect to La Quinta’s initial public offering (IPO) in 2014 and the related transactions as described below.

First Quarter 2015 Highlights:

•	System-wide comparable RevPAR increased 8.2 percent, ADR increased 4.3 percent and occupancy increased 233 basis points

•	Pro Forma adjusted earnings per share increased by $0.01 to $0.08; historical earnings per share was $0.05

•	Pro Forma total Adjusted EBITDA increased 11.7 percent to $90.0 million

•	Pro Forma Adjusted Net Income increased 23.6 percent to $9.8 million; historical net income was $6.1 million

•	Pro Forma Franchise and Management Segment Adjusted EBITDA increased 10.4 percent to $25.8 million

•	Pro Forma Owned Hotels Segment Adjusted EBITDA increased 14.5 percent to $76.2 million

•	Increased franchise pipeline to 211 hotels, representing a total of over 17,700 additional rooms, including the addition of three urban U.S. properties and one property in Santiago, Chile

•	Established a presence in a new country with the opening of a franchise hotel in Honduras

•	Voluntarily prepaid an additional $65 million of long-term debt

Overview

Wayne B. Goldberg, President & Chief Executive Officer of La Quinta, said, “Our first quarter 2015 results are reflective of our ongoing commitment to deliver enhanced value to all of our stakeholders. We once again delivered strong performance across our key metrics, including growth in RevPAR, franchise units, Adjusted EBITDA, and Adjusted EBITDA margin. The lodging industry remains healthy, particularly in our segments, and the steady economic environment continues to drive strong transient leisure and business travel demand. In the first quarter, we continued to expand our system with the opening of five franchise properties, including our first hotel in Honduras, bringing our system to 870 hotels with approximately 86,700 rooms. This unit growth, along with our increased occupancy, allows our geographic reach and customer base to continue to grow. Franchise interest in the La Quinta brand remains robust and our system growth is supported by an increasing pipeline. We also continued to deliver on a key element of our growth strategy, expanding our brand in urban and central business district locations. I am pleased to announce that in the first quarter we signed new franchise agreements for urban locations in the Chelsea neighborhood of Manhattan, Miami Midtown, and Oklahoma City Bricktown. In addition we signed a franchise agreement for the development of our first hotel in Santiago, Chile. Furthermore, we have continued to de-lever our balance sheet and we remain focused on our strategic objectives, all of which are designed to increase shareholder value.”

The results of operations for the Company, on a pro forma basis and on a historical basis, for the three months ended March 31, 2015 include the following highlights(1) ($ in thousands, except per share amounts):

	Pro Forma (1)			Historical
	Three Months Ended March 31,			Three Months Ended December 31,
	2015	2014	% chg	2015	2014	% chg
Total Revenue	$248,106	$227,711	9.0%	$248,106	$217,309	14.2%
Franchise and Management Segment Adj. EBITDA	25,753	23,319	10.4%	25,753	13,265	94.1%
Owned Hotels Segment Adj. EBITDA	76,188	66,537	14.5%	76,188	75,460	1.0%
Total Adj. EBITDA	90,004	80,586	11.7%	90,004	75,451	19.3%
Total Adj. EBITDA Margin	36.3%	35.4%		36.3%	34.7%
Operating Income Margin	15.3%	16.8%		13.3%	16.0%

	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014		% Change
	Net Income	Basic and Diluted EPS	Net Income (loss)	Basic and Diluted EPS	Net Income		Basic and Diluted EPS
Pro Forma Adjusted Net Income Attributable to La Quinta Holdings’ stockholders (1)	$9,805	$0.08	$7,930	$0.07	23.6%		14.3%
Historical Net Income attributable to La Quinta Holdings’ stockholders	$6,142	$0.05	$(7,343)	$(0.06)	NM	(2)	NM	(2)

(1)	Please see the schedules to this press release for a reconciliation of the pro forma financial information and adjusted results of operations. Pro forma information excludes adjustments that are not expected to have a continuing effect on the company, and adjusted information is adjusted for certain special items, in each case as discussed in the schedules attached to this press release. Pro Forma segment Adjusted EBITDA reflects intercompany fees charged to our owned hotels under new agreements entered into at the time of the IPO.
(2)	Change in terms of percentage is not meaningful

Comparable hotel statistics	Three months ended March 31, 2015	Variance three months ended March 31, 2015 vs. 2014
Owned Hotels
Occupancy	64.7%	237 bps
ADR	$83.29	4.7%
RevPAR	$53.85	8.7%
Franchised Hotels
Occupancy	63.6%	227 bps
ADR	$87.55	3.8%
RevPAR	$55.68	7.7%
System-wide
Occupancy	64.2%	233 bps
ADR	$85.20	4.3%
RevPAR	$54.68	8.2%

Development

During the first quarter of 2015, the Company opened five franchised hotels, totaling approximately 450 rooms, including its first hotel in Honduras. On a net basis, the Company added three hotels with approximately 200 rooms. As of March 31, 2015, the Company had a pipeline of 211 franchised hotels, totaling over 17,700 rooms, in the United States, Mexico, Canada, Colombia, Nicaragua, Guatemala and Chile. The Company pipeline continues to represent significant embedded growth opportunity for its system.

The Company’s system-wide portfolio, as of March 31, 2015, consisted of 870 hotels representing approximately 86,700 rooms located predominantly across 47 U.S. states, as well as in Canada, Mexico and Honduras. This portfolio includes 353 owned and operated hotels and 517 franchised hotels.

	March 31, 2015		March 31, 2014
	# of hotels	# of rooms	# of hotels	# of rooms
Owned (1)	352	44,800	338	43,100
Joint Venture	1	200	1	200
Previously Managed Hotels(1)	—	—	14	1,700
Franchised	517	41,700	486	39,300

Totals	870	86,700	839	84,300

(1)	On April 14, 2014, in connection with the consummation of our IPO, we acquired the Previously Managed Hotels; as such they are included in Owned hotels as of March 31, 2015.

Balance Sheet and Liquidity

During the first quarter of 2015, the Company made a voluntary prepayment of $65.0 million on its senior secured term loan facility. As of March 31, 2015, the Company had approximately $1.8 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.5%, including the impact of an interest rate swap. Total cash and cash equivalents was $81.9 million as of March 31, 2015.

Outlook

Based upon management’s current estimates, the Company is updating its guidance for full year 2015 and is expecting:

	Updated Guidance	Prior Guidance
RevPAR growth on a system-wide comparable hotel basis	6.0 percent to 7.0 percent	5.5 percent to 7.0 percent
Adjusted EBITDA	$402 million to $410 million	$398 million to $410 million
Interest expense	Approximately $87 million	Approximately $87 million
Franchise hotel openings	50 to 55	50 to 55
Weighted average shares of common stock outstanding	Approximately 131.7 million	Approximately 131.7 million

Webcast and Conference Call

La Quinta Holdings Inc. will host a conference call to discuss first quarter 2015 results on Wednesday, April 29, 2015 at 5:00 p.m. Eastern Time. Participants may listen to the live webcast by dialing (877) 407-3982, or (201) 493-6780 for international participants, or by logging onto the La Quinta Investor Relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

A replay of the call will be available from approximately 8:00 p.m. Eastern Time on April 29, 2015 through midnight Eastern Time on May 13, 2015. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13600176. The archive of the webcast will be available on the Company’s website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the “Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release including Adjusted EBITDA, Adjusted EBITDA margins, Segment Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share on both a pro forma and historical basis. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 860 properties representing over 86,000 rooms located in 47 US states, Canada, Mexico and Honduras. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn™ and LQ HotelTM brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on our website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the Email Notification section at www.lq.com/investorrelations.

Contacts:

Investor Relations

214-492-6896

investor.relations@laquinta.com

Media:

Phil Denning & Jason Chudoba

203-682-8200

Phil.Denning@icrinc.com

Jason.Chudoba@icrinc.com

LA QUINTA HOLDINGS INC.

EARNINGS RELEASE SCHEDULES

LA QUINTA HOLDINGS INC.

HISTORICAL STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	Three months ended March 31,
	2015	2014
Revenues:
Room revenues	$217,715	$188,999
Franchise and other fee-based revenues	20,757	18,861
Other hotel revenues	4,576	4,764

	243,048	212,624
Brand marketing fund revenues from franchise and managed properties	5,058	4,685

Total revenues	248,106	217,309
Operating expenses:
Direct lodging expenses	97,505	88,329
Depreciation and amortization	43,655	41,611
General and administrative expenses	33,259	17,002
Other lodging and operating expenses	17,007	14,493
Marketing, promotional and other advertising expenses	18,709	16,447

	210,135	177,882
Brand marketing fund expenses from franchise and managed properties	5,058	4,685

Total operating expenses	215,193	182,567

Operating income	32,913	34,742
Other income (expenses):
Interest expense, net	(22,771)	(36,960)
Other income (loss)	512	(53)

Total other income (expenses)	(22,259)	(37,013)
Income (loss) from continuing operations before income taxes	10,654	(2,271)
Income tax provision	(4,340)	(748)

Net Income (Loss) from continuing operations, net of tax	6,314	(3,019)
Loss on discontinued operations, net of tax	—	(503)

Net income (loss)	6,314	(3,522)
Income from noncontrolling interests in continuing operations, net of tax	(172)	(3,821)
(Income) loss from noncontrolling interests in discontinued operations, net of tax	—	—

Net income attributable to noncontrolling interests	(172)	(3,821)
Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	6,142	(6,840)
Loss from discontinued operations, net of tax	—	(503)

Net income (loss) attributable to La Quinta Holdings’ stockholders	$6,142	$(7,343)

RECONCILIATIONS

Prior to the consummation of the IPO on April 14, 2014, the Company’s business was conducted, and the Company’s hotel properties were owned, through multiple entities including (i) the “La Quinta Predecessor Entities” which were entities under common control or otherwise consolidated for financial reporting purposes, and their consolidated subsidiaries and (ii) entities that owned 14 hotels (the “Previously Managed Portfolio”) managed by the La Quinta Predecessor Entities. In connection with the IPO, among other transactions, (i) the La Quinta Predecessor Entities were contributed to the Company, (ii) the La Quinta Predecessor Entities purchased the Previously Managed Portfolio, and (iii) the Company effected certain refinancing transactions (together with the IPO, the “IPO Transactions”).

The unaudited pro forma financial data for the three months ended March 31, 2015 and 2014 are presented as if the IPO Transactions all had occurred on January 1, 2014. The unaudited pro forma combined financial information excludes adjustments that are not expected to have a continuing effect on the Company. Excluded adjustments include the gains and losses related to the debt financing transactions, and the impact of the issuance of vested and unvested restricted stock at the time of the IPO related to long term incentives, as well as the impact of discontinued operations. Accordingly, the unaudited pro forma financial data is not necessarily indicative of our financial position or results of operations had the transactions described above for which we are giving pro forma effect actually occurred on the dates indicated.

The tables below provide a reconciliation of the pro forma financial information, including segment information, for the Company to the Company’s historical information, a reconciliation of Adjusted EBITDA to Net Income, both on a pro forma and historical basis, and a reconciliation of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share to Net Income and Earnings Per Share on a historical basis. We believe this financial information provides meaningful supplemental information because it reflects the combined business of the La Quinta Predecessor Entities and the Previously Managed Portfolio and the ongoing effects of the other IPO Transactions. We further believe the presentation of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share provides meaningful information because it gives effect to the pro forma adjustments described above and excludes the impact of certain items that are not expected to have an ongoing effect on our operations. This represents how management views the business and reviews our operating performance. It is also used by management when publicly providing the business outlook. See the definitions of “EBITDA”, “Adjusted EBITDA”, “Pro Forma Adjusted Net Income” and “Pro Forma Adjusted Earnings Per Share” for a further explanation of the use of these measures.

PRO FORMA FINANCIAL INFORMATION AND NET INCOME RECONCILIATION

(unaudited, in thousands)

	Three months ended March 31, 2015			Three months ended March 31, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Room revenues	$217,715	$—	$217,715	$188,999	$11,180	$200,179
Franchise and other fee-based revenues	20,757	—	20,757	18,861	(641)	18,220
Other hotel revenues	4,576	—	4,576	4,764	144	4,908

	243,048	—	243,048	212,624	10,683	223,307
Brand marketing fund revenues from franchise and managed properties	5,058	—	5,058	4,685	(281)	4,404

Total revenues	248,106	—	248,106	217,309	10,402	227,711
Operating expenses:
Direct lodging expenses	97,505	—	97,505	88,329	5,106	93,435
Depreciation and amortization	43,655	—	43,655	41,611	1,187	42,798
General and administrative expenses	33,259	(5,058)	28,201	17,002	32	17,034
Other lodging and operating expenses	17,007	—	17,007	14,493	744	15,237
Marketing, promotional and other advertising expenses	18,709	—	18,709	16,447	—	16,447

	210,135	(5,058)	205,077	177,882	7,069	184,951
Brand marketing fund expenses from franchise and managed properties	5,058	—	5,058	4,685	(281)	4,404

Total operating expenses	215,193	(5,058)	210,135	182,567	6,788	189,355

Operating income	32,913	5,058	37,971	34,742	3,614	38,356
Other income (expenses):
Interest expense, net	(22,771)	—	(22,771)	(36,960)	12,125	(24,835)
Other income (loss)	512	—	512	(53)	—	(53)

Total other income (expenses)	(22,259)	—	(22,259)	(37,013)	12,125	(24,888)
Income (loss) from continuing operations before income taxes	10,654	5,058	15,712	(2,271)	15,739	13,468
Income tax provision	(4,340)	(1,945)	(6,285)	(748)	(4,639)	(5,387)

Income (loss) from continuing operations, net of tax	6,314	3,113	9,427	(3,019)	11,100	8,081
Net income (loss) (1)	6,314	3,113	9,427	(3,019)	11,100	8,081
Income from noncontrolling interests in continuing operations, net of tax	(172)	—	(172)	(3,821)	3,670	(151)

Income attributable to noncontrolling interests (1)	(172)	—	(172)	(3,821)	3,670	(151)

Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	6,142	3,113	9,255	(6,840)	14,770	7,930

Net income (loss) attributable to La Quinta Holdings’ stockholders (1)	$6,142	$3,113	$9,255	$(6,840)	$14,770	$7,930

(1)	Excludes the impact of the Company’s discontinued operations on a historical and pro forma basis for the periods presented. Refer to the Historical Statements of Operations on page 8.

PRO FORMA AND HISTORICAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Pro forma		Historical
	Three months	Three months	Three months	Three months
	ended	ended	ended	ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Operating income	$37,971	$38,356	$32,913	$34,742
Interest expense, net	(22,771)	(24,835)	(22,771)	(36,960)
Other income (loss)	512	(53)	512	(53)
Income tax provision	(6,285)	(5,387)	(4,340)	(748)
Income from noncontrolling interest	(172)	(151)	(172)	(3,821)
Loss from discontinued operations, net of tax	—	—	—	(503)

Net income (loss) attributable to La Quinta Holdings’ stockholders	9,255	7,930	6,142	(7,343)

Interest expense	22,782	24,857	22,782	36,982
Income tax provision	6,285	5,387	4,340	748
Depreciation and amortization	43,861	43,017	43,861	41,827
Non-controlling interest	172	151	172	3,821

EBITDA	82,355	81,342	77,297	76,035

Fixed asset impairment loss	—	—	—	151
Loss from discontinued operations	—	—	—	377
Loss on retirement of assets	161	—	161	—
(Gain) Loss related to casualty disasters	805	(142)	805	(153)
Equity based compensation	3,911	—	8,969	—
Other (gains) losses, net	2,772	(614)	2,772	(959)

Adjusted EBITDA	$90,004	$80,586	$90,004	$75,451

PRO FORMA AND HISTORICAL SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Three months ended March 31, 2015			Three months ended March 31, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments (1)	Pro Forma
Revenues:
Owned hotels	$223,450	$—	$223,450	$194,702	$10,385	$205,087
Franchise and management	25,753	—	25,753	13,265	10,054	23,319

Segment revenues	249,203	—	249,203	207,967	20,439	228,406
Other fee-based revenues from franchise and managed properties	5,058	—	5,058	4,685	(281)	4,404
Corporate and other	29,409	—	29,409	22,827	4,004	26,831
Intersegment elimination	(35,564)	—	(35,564)	(18,170)	(13,760)	(31,930)

Total revenues	$248,106	$—	$248,106	$217,309	$10,402	$227,711

Adjusted EBITDA:
Owned hotels	$76,188	$—	$76,188	$75,460	$(8,923)	$66,537
Franchise and management	25,753	—	25,753	13,265	10,054	23,319

Segment Adjusted EBITDA	101,941	—	101,941	88,725	1,131	89,856
Corporate and other	(11,937)	—	(11,937)	(13,274)	4,004	(9,270)

Total Adjusted EBITDA	$90,004	$—	$90,004	$75,451	$5,135	$80,586

(1)	Adjustments include (i) reflection of the results of operations of the 14 previously managed hotels which were acquired in connection with the IPO as if the acquisition had occurred on January 1, 2014; and (ii) reflection of franchise and management fees that we charge our owned hotels as if the rates put in place pursuant to new agreements dated April 14, 2014 had been in effect beginning on January 1, 2014. On a historical basis, prior to April 14, 2014, we charged aggregate fees of 2.0% (0.33% license fees for trademark rights and 1.67% management fee for management services) to our owned hotels. Effective April 14, 2014, we terminated the existing franchise and management agreements with our owned hotels and entered into new agreements, which provide for a franchise fee of 4.5% of gross room revenues and a management fee of 2.5% of total hotel revenues, which are reflected as revenue in the franchise and management segment. The agreements we entered into with our owned hotels upon effectiveness of the IPO also include a reservations fee of 2.0% of gross room revenues, which is reflected as revenue in corporate and other after April 14, 2014.

ADJUSTED NET INCOME AND

PRO FORMA AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share data)

	Three months ended March 31, 2015		Three months ended March 31, 2014
	Net Income	Basic and Diluted Earnings Per Share	Net Income (loss)	Basic and Diluted Earnings Per Share
Net Income (loss) Attributable to La Quinta Holdings’ stockholders(1)	$6,142	$0.05	$(7,343)	$(0.06)
Pro Forma Adjustments(2)	3,113	0.02	14,770	0.12
Loss from discontinued operations, net of tax	—	—	503	0.01

Pro Forma Net Income Attributable to La Quinta Holdings’ stockholders	$9,255	$0.07	$7,930	$0.07
Secondary offering expenses, net of tax (3)	550	0.01	—	—

Adjusted Pro Forma Net Income Attributable to La Quinta Holdings’ stockholders	$9,805	$0.08	$7,930	$0.07
Weighted average common shares outstanding, basic		128,390		121,996
Weighted average common shares outstanding, diluted		129,951		121,996

(1)	Includes the impact of the Company’s discontinued operations on a historical basis for the periods presented
(2)	Refer to Pro Forma Financial Information and Net Income Reconciliation on page 10
(3)	Expense was recognized in general and administrative expenses during the three months ended March 31, 2015 related to costs incurred in connection with the secondary equity offering by certain selling stockholders

PRO FORMA ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: FORECASTED 2015

(unaudited, in thousands)

	Year Ended December 31, 2015
	Low Case	High Case
Net income attributable to La Quinta Holdings’ stockholders (1)	$73,608	$78,408
Interest expense (2)	87,000	87,000
Income tax provision	49,072	52,272
Depreciation and amortization	177,600	177,600
Non-controlling interest	420	420

EBITDA	387,700	395,700
Share based compensation expense (3)	14,300	14,300

Adjusted EBITDA	$402,000	$410,000

(1)	This table provides a reconciliation of forward-looking forecasted Adjusted EBITDA to net income attributable to La Quinta Holdings’ stockholders before an adjustment for a certain portion of our equity based compensation which reflects the exchange of ownership units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock, 100% of which vested within one year of the IPO.
(2)	Includes interest expense for $1.8 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.5%, including the impact of an interest rate swap, commitment fees for the undrawn balance of our revolving credit facility, and amortization of deferred financing costs.
(3)	Reflects share based compensation expense other than compensation expense related to exchange of ownership units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock.

LA QUINTA HOLDINGS INC.

DEFINED TERMS

“EBITDA” and “Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. We adjust EBITDA when evaluating our performance because we believe that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, including other items relating to the IPO Transactions, provides useful supplemental information to management and investors regarding our ongoing operating performance. We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

“Pro Forma Adjusted Net Income” and “Pro Forma Adjusted Earnings Per Share” are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss), earnings per share, or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies.

Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations in a comparable format.

“ADR” or “average daily rate” means hotel room revenues divided by total number of rooms sold in a given period.

“comparable hotels” means hotels that: (i) were active and operating in our system for at least one full calendar year as of the end of the applicable period and were active and operating as of January 1st of the previous year; and (ii) have not sustained substantial property damage or business interruption or for which comparable results are not available. Management uses comparable hotels as the basis upon which to evaluate ADR, occupancy, RevPAR and RevPAR Index on a system-wide basis and for each of our reportable segments.

“occupancy” means the total number of rooms sold in a given period divided by the total number of rooms available at a hotel or group of hotels.

“RevPAR” or “revenue per available room” means the product of the ADR charged and the average daily occupancy achieved.

“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room.

“system-wide” refers collectively to our owned, franchised and managed hotel portfolios.